Exhibit 10.6

Confidentiality and Proprietary Rights Agreement

I, the undersigned employee or consultant, enter into this Confidentiality and Proprietary Rights Agreement (Agreement) with ClearSign Combustion Corporation (Company). This Agreement is effective immediately.

Company has researched, compiled and developed certain proprietary data, including, but not limited to customer information, trade secrets, and other information which is not generally disclosed by Company to the public. In the course of my employment or consulting relationship with Company, I may acquire knowledge (both orally and in writing) relating to confidential affairs of Company and confidential, proprietary, and trade secret information. In consideration of my employment or consulting relationship, and Company ‘s time, effort and resources devoted to my training and briefing, and my access to Confidential Information (defined below) that will assist me in performing my duties, I agree as follows:

1. Confidential Information. “Confidential Information” is proprietary data that has been researched, compiled, developed and/or maintained by Company, and which is not generally known within the industry. Confidential Information includes, but is not limited to, information, ideas, knowledge, data, or know-how related to products, processes, software, designs, formulae, tests, research, business and/or marketing plans and strategies, costs, profits, pricing, personnel and financial information, capitalization and other corporate data and information, and information about or obtained from customers, authors, suppliers, consultants, licensees, or affiliates. Confidential Information also includes information Company has received from third parties in confidence.

(a) Use and Disclosure Restrictions. I will not use or disclose Confidential Information, in any form, for any purpose, except in the course of and for the purposes of my employment or consulting relationship with Company and in compliance with insider trading and information laws, rules, and regulations.

(b) Ownership of Information. I will obtain no right, title or interest in the Confidential Information, or any related information or data. The Confidential Information and related information shall remain the sole property of Company.

(c) Return of Information. I will return all Confidential Information, including all copies in any form, to Company immediately upon termination of my employment or consulting relationship with Company, or earlier upon request of Company.

2. Return of Property. In the course of my employment or consulting relationship with Company, I may be provided with equipment, supplies, keys, credits cards, software, and other property for business use (collectively, “Company Property”). I will return all Company Property immediately upon termination of my employment or consulting relationship with Company, or otherwise immediately on Company’s request.

3. Assignment of Inventions.

(a) “Inventions” means ideas, improvements, designs, processes, formulas, techniques, authored works (whether software or other forms), and/or discoveries related to the use of electric and/or magnetic fields in flames, furnaces, and combustion systems, including the Company’s Electrodynamic Combustion Control™ technology, whether or not reduced to writing, and whether or not patentable or copyrightable.

(b) “Covered Work” means Inventions conceived by me (alone or with others) or that are developed in whole or in part on Company time as an employee or consultant, or in whole or in part using Company’s equipment, supplies, or facilities, or that depend for their effectiveness on, or incorporate, Confidential Information. An Invention I conceive or develop on Company time is Covered Work whether or not my activities occur (i) on or off the premises, (ii) before, during or after normal working hours, or (iii) within or without the scope of work assigned to me.

Page 1 - Confidentiality And Proprietary Rights Agreement

(c) Assignment. I understand that Covered Work is work made for hire and, in any case, owned exclusively by Company. To the extent any such Covered Work does not qualify as work made for hire, I hereby assign to Company all worldwide right, title and interest to all such Covered Work, whenever made. I hereby waive any rights and claims I may have in any jurisdiction to any moral rights of “droit moral” with respect to any Covered Work and confirm that Company has the right to make, have made, and own enhancements, derivative works, and other modifications to Covered Work.

(d) Reporting. I agree to inform an officer of Company if I intend to incorporate into Company’s products or technology or otherwise use for Company’s benefit any Invention I made that I believe is not a Covered Work. If I fail to inform an officer of Company prior to such use of an Invention I made, I hereby grant to company a non-exclusive, unlimited, perpetual, irrevocable, worldwide, royalty-free right and license to use such Invention in connection with Company’s business and in its sole discretion.

(e) Exceptions. Except as provided in section 3(d), this section 3 does not apply to any Invention I made that predates my employment or consulting relationship with Company and which is identified on Exhibit A to this Agreement. This section 3 also does not apply to any invention for which no equipment, supplies, facilities, or trade secret information of Company was used and which was developed entirely on my own time, unless (i) the invention relates directly to the business of Company, or to Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work I performed for Company.

(f) Cooperation. I will reveal promptly all information relating to Inventions and Covered Work to an appropriate officer of the Company, including apprising such officer of the status of the items described in Exhibit A. At Company’s expense, and for no additional compensation, I will cooperate fully and promptly with Company and execute such documents as may be requested if Company desires to seek, document, enhance, or defend Company’s ownership, copyright, patent, trademark, or other intellectual property protection relating to any Covered Work, even after I no longer work for Company. I appoint Company (and its authorized agents) as my agent and attorney-in-fact for the following limited purposes: to take any action to obtain patents, copyrights, or other kinds of legal protection in Covered Works; to assign those rights to Company; and to protect those rights from infringement. This appointment and power of attorney are irrevocable. Any action taken by Company under this power of attorney will have the same legal effect as if I did it myself.

4. No Violation of Contract. My acceptance of an employment or consulting relationship with Company does not violate any contractual obligations I owe to any third party. I will not use or disclose to Company confidential information or trade secrets of any third party without that party’s consent. I acknowledge that Company wishes me to abide strictly by the terms of valid and enforceable obligations I have to prior employers or clients, and that I am to inform an appropriate officer of the Company whenever I believe a task I am to perform for the Company would put my ability to abide by those obligations at risk.

5. Employment. If I am an employee, I will devote my full time and attention to the transaction of Company’s business while I am employed by Company. Nothing in this Agreement creates an employment contract for a specific term or otherwise alters the at-will nature of my employment with Company. Either party may terminate the employment relationship at any time, for any reason, with or without prior notice.

6. Conflict of Interest. While I am employed by or consulting for Company, I will not work, directly or indirectly, for any company which competes with Company, nor will I solicit Company customers, potential customers or contacts for the purpose of selling products or services for any person or entity other than Company.

7. Non-solicitation. For one year after my employment or consulting relationship with Company terminates, regardless of the reason for termination, I will not (a) directly solicit business from any person or entity which then is or was a Company customer, client or prospect during the twelve (12) months prior to termination, (b) induce any such person or entity to cease or reduce their business relationship with Company; (c) induce any person to leave the employment of Company; or (d) directly or indirectly hire or use the services of any Company employee unless I obtain Company’s written consent. I will not aid others in doing anything I am prohibited from doing myself under this paragraph, whether as an employee, officer, director, shareholder, partner, consultant or otherwise. For purposes of this paragraph, the term “solicit” includes (i) responding to requests for proposals and invitations for bids, (ii) initiating contacts with customers, clients, or prospects of Company for the purpose of advising them that I no longer am employed by or consulting for Company and am available for work which is competitive with the services offered by Company, and (iii) participating in joint ventures or acting as a consultant or subcontractor or employee of others who directly solicit business prohibited by this Agreement. The term “Company employee” includes any then current employee of Company or any person who has left the employ of Company within the then previous six (6) months. The terms “Company client” and “Company customer” include any parent corporation, subsidiary corporation, affiliate corporation or partner or joint venture of a client or customer. “Company prospect” means any person or entity to whom Company has submitted a bid or proposal within the then immediately preceding six (6) months.

Page 2 - Confidentiality And Proprietary Rights Agreement

8. Noncompetition. For one year following termination of my employment for any reason, I will not directly Compete (defined below) with Company anywhere Company is doing or has plans to do business, nor will I engage in any other activity which would conflict with the Company’s business, or interfere with my obligations to the Company. “Compete” means directly: (i) have any financial interest in, (ii) join, operate, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, principal or shareholder with (except as holder of not more than five percent (5%) of the outstanding stock of any class of a corporation, the stock of which is actively publicly traded) or (iii) provide services in any capacity to those participating in the ownership, management, operation or control of, and/or (iv) act as a consultant or subcontractor to, a Competitive Business (defined below). “Competitive Business” means any corporation, proprietorship, association or other entity or person engaged in the sale, production and/or development of products or the rendering of services of a kind similar to or competitive with that sold, produced, developed or rendered by Company as of the date my employment or consulting relationship terminates. Currently, the Company believes that it and its Electrodynamic Combustion Control™ technology have no competitors.

9. Continuation of Obligations. Except to the extent this Agreement provides otherwise, the restrictions of and my obligations under this Agreement will continue after my employment or consulting relationship terminates, regardless of the reason for termination. Upon termination of my employment or consulting relationship, I agree to execute and deliver to Company the Termination Certification in the form attached as Exhibit B to this Agreement.

10. Consent to Injunction. I acknowledge that Company would suffer irreparable harm for which monetary damages alone would not adequately compensate Company if I breached this Agreement. For that reason, I agree Company shall be entitled to injunctive relief to enjoin any breach or threatened breach of this Agreement, in addition to any other available remedies.

11. Governing Law and Jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington, without regard to conflict of law principles. The exclusive jurisdiction for any action to interpret or enforce this Agreement shall be State of Washington.

12. Attorney Fees. In the event of any suit, action or arbitration to interpret or enforce this Agreement, the prevailing party shall be entitled to its attorney fees, costs, and out-of-pocket expenses, at trial and on appeal.

13. Waiver. Company’s failure to demand strict performance of any provision of this Agreement shall not constitute a waiver of any provision, term, covenant, or condition of this Agreement or the right to demand strict performance in the future.

14. Successors and Assigns. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and may be assigned and enforced by Company, its successors and assigns. As used in this Agreement, the term “Company” shall include Company, its subsidiaries, subdivisions, and affiliates.

Page 3 - Confidentiality And Proprietary Rights Agreement

15. Entire Agreement. This Agreement and any confidentiality, nonsolicitation, and/or noncompetition agreement I entered into with Company or any predecessor company acquired by or affiliated with Company, constitute the entire agreement of Company and me with respect to the subject matter of this Agreement. Each of the rights, obligations and remedies provided for in these agreements shall be cumulative.

16. Severability and Enforcement. The parties agree that any provision of this Agreement or its application that is held invalid shall be modified as necessary to render it valid and enforceable. If any provision of this Agreement or its application is held invalid and cannot be modified to render it valid and enforceable, the invalidity shall not affect other obligations, provisions, or applications of this Agreement which can be given effect without the invalid provisions or applications.

17. Opportunity for Review. I acknowledge that I have carefully read the foregoing Agreement, understand its contents, and signed it voluntarily.

Print Name

Check one:

____ Employee

____ Consultant

Signature

Date:

Page 4 - Confidentiality And Proprietary Rights Agreement

Exhibit A

List of Prior Inventions and Original Works of Authorship Excluded from Section 3

Title	Date	Identifying Number or Description

_______No inventions or improvements

_______Additional sheets attached

Print Name

Signature

Date:

Exhibit B

Termination Certification

(to be completed at time of termination)

I hereby certify that I have returned all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, documents, and property, including copies and reproductions of all of the aforementioned items belonging to Company, its subsidiaries, affiliates, successors and assigns, and deleted all Confidential Information from all personal computers and servers that are not within Company’s control, excepting only (i) my personal copies of records relating to my employment; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement. I further certify that I have complied with all the terms of the Company’s Confidentiality and Proprietary Rights Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I hereby affirm my continuing obligations under the Company’s Confidentiality and Proprietary Rights Agreement, notwithstanding the termination of my employment or consulting relationship.

Print Name

Signature

Date: